Exhibit 10.1

NATIONAL ENERGY SERVICES REUNITED CORP.

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) is hereby granted as of [[GRANTDATE]] (the “Date of Grant”) by National Energy Services Reunited Corp., a British Virgin Islands corporation (the “Company”), to [[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]] (the “Participant”) pursuant to the Company’s Amended and Restated 2018 Long Term Incentive Plan (the “Plan”), and subject to the terms and conditions set forth therein and as set out in this Award Agreement. Capitalized terms used herein shall, unless otherwise required by the context, have the meaning ascribed to such terms in the Plan.

By action of the Committee, and subject to the terms of the Plan, the Participant is hereby granted this Restricted Stock Unit Award (“Award”) consisting of [[SHARESGRANTED]] Restricted Stock Units (“RSUs”) corresponding to the value of an equal number of Shares of the Company’s Common Stock (the “Shares”), for no purchase price, and subject to the terms and conditions set forth in this Award Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Award Agreement, the parties agree as follows:

1.	Vesting. The RSUs shall become vested as provided below:

a.	One third of the RSUs shall become vested on each of the first, second, and third anniversaries of the Date of Grant.

b.	Notwithstanding the foregoing, all of the RSUs subject to this Award Agreement shall become vested:

i.	in the event the Participant’s employment or service is terminated by reason of the Participant’s death or Disability; or

ii.	in the event there is a Change in Control and the Participant’s employment or service is terminated without cause by the Company during the period ending six (6) months following the consummation of the Change in Control.

2.	Forfeiture, Clawback, Restrictive Covenants. As a material condition to the grant of RSUs under this Award Agreement and the Participant’s right to vest in the RSUs, the Participant shall execute and comply with the Nondisclosure, Non-Competition, Non-Solicitation, Non-Interference and Proprietary Rights Agreement attached hereto as Exhibit A (the “Restrictive Covenant Agreement”). The Participant acknowledges and agrees that the Award and the opportunity to vest in the RSUs granted hereunder constitute material consideration for the Participant’s execution of and compliance with the Restrictive Covenant Agreement.

Except as expressly set forth in this Award Agreement, any RSUs not vested as of the occurrence of any of the following events shall be forfeited immediately with no payment required to be made to the Participant in connection with the forfeiture of the unvested RSUs:

a.	Participant’s termination of employment or service with the Company for any reason, except to the extent otherwise provided in Section 1(b); or

b.	A material breach (as determined by the Committee at its sole and absolute discretion) by the Participant of the Restrictive Covenant Agreement or any obligation of confidentiality, non-competition, non-solicitation, non-disparagement and/or non-interference to which the Participant is subject to pursuant to the Code of Conduct or any other policy of the Company.

Additionally, in the event of a material breach (as determined by the Committee at its sole and absolute discretion) by the Participant of the Restrictive Covenant Agreement or any obligation of confidentiality, non-competition, non-solicitation, non-disparagement, and/or non-interference to which the Participant is subject pursuant to the Code of Conduct or any other agreement with or policy of the Company or its affiliates, the Company shall be entitled to, by delivering written notice to the Participant within three (3) months of Company becoming aware of the material breach, (a) recover from the Participant any Shares previously issued, and any cash paid, upon settlement of RSUs pursuant to this Award Agreement and/or (b) require the Participant to pay to the Company, within fifteen (15) business days of receiving recoupment notice from the Company, an amount equal to the Fair Market Value (measured as of the date of sale or transfer) of any such Shares that the Participant sold, transferred, or otherwise disposed of prior to the recoupment notice, in each case, reduced by the amount of any taxes withheld by the Company or demonstrably paid by the Participant in respect of the settlement of the RSUs to which such Shares relate, to the extent such taxes are not recoverable, refundable or creditable to the Participant.

Without limiting the Company’s rights otherwise available at law or in equity, to the extent permitted by applicable law, the Company may set off any or all amounts or other consideration payable to the Company pursuant to this Section 2 against any amounts otherwise payable by the Company to the Participant hereunder or under any other agreement between the Company and the Participant, including wages and other end of service benefits.

This Section 2 is in addition to, and not in limitation of, any forfeiture or recoupment provisions of the Plan and any clawback, recoupment or similar policy maintained by the Company from time to time, including any policy adopted to comply with the Securities Exchange Act of 1934 and the applicable listing standards of the exchange on which the Shares are listed. Nothing in this Section 2 shall limit, condition or delay the Company’s obligation to recover compensation under such policies, and the notice period, lookback period, materiality determination and tax-netting provisions of this Section 2 shall not apply to any recovery effected under those such policies. To the extent the same amount is recoverable under both this Section 2 and such other policy, the Company shall not recover such amount more than once.

Notwithstanding anything in this Section 2 to the contrary, no forfeiture, clawback, recoupment or set-off shall be effected under this Section 2 by reason of, and no conduct shall constitute a material breach where such conduct consists of, any activity that is protected under Section 8 of the Restrictive Covenant Agreement or that an employer may not contractually restrict or penalize under applicable law, including the reporting of possible violations of law to, or communication or cooperation with, any governmental agency or authority.

3.	Transfers. The Participant may not transfer or otherwise dispose of the RSUs.

4.	Settlement. As soon as practicable following the date any RSUs become vested, the Company shall settle such vested RSUs by means of either a lump sum cash payment to the Participant in a gross amount equal to the Fair Market Value of a number of Shares equal to the number of vested RSUs being settled, or by distributing to the Participant a number of Shares equal to the number of vested RSUs being settled, as determined by the Committee at its sole and absolute discretion. In either case, payment or distribution of Shares shall be subject to appropriate arrangements being made to either deduct from any cash payment all required withholdings for federal, state and local income and wage taxes, or for the Participant to arrange to fund such required withholdings in the case of settlement by means of a distribution of Shares.

5.	Administration. The RSUs subject to this Award Agreement have been granted pursuant to the Plan (https://www.sec.gov/Archives/edgar/data/1698514/000149315224028478/ex4-1.htm) and are subject to the terms and provisions thereof. All questions of interpretation and application of the Plan and this Award shall be determined by the Committee designated under the Plan, and such determination shall be final, binding, and conclusive.

6.	Legends. In the event of settlement of vested RSUs by means of the issuance of Shares, certificates representing such Shares shall bear such legends as the Company shall deem appropriate to reflect any restrictions on transfer imposed under the Award Agreement, pursuant to the terms of the Plan, or by reason of applicable federal or state securities laws.

7.	Status of RSUs. The RSUs subject to this Award Agreement are not intended to constitute property but are a contract pursuant to which a future payment of cash or a payment in the form of an in-kind transfer of Shares will be made following the vesting of the RSUs. The RSUs are not, therefore, subject to Code Section 83 and it is not possible to make an election under Code Section 83(b) (which is only applicable to a transfer of property that is subject to a substantial risk of forfeiture). The cash payment or distribution of Shares following vesting of the RSUs is generally a taxable payment, subject to tax withholding and income tax reporting and will be treated as ordinary compensation income to the Participant. The Participant should consult his or her tax advisors to determine the impact on him or her resulting from this Award and the vesting of the RSUs subject to this Award Agreement.

8.	Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at its principal operating office, and any notice to be given to the Participant shall be addressed to the Participant at the address then appearing on the records of the Company, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given only when actually received by the Company.

9.	Continued Service. Nothing herein contained shall affect the right of the Company to terminate the Participant’s employment or service with the Company in any capacity at any time for any reason whatsoever.

10.	Dividends and Dividend Equivalents. Participant shall not be entitled to Dividends or Dividend Equivalents (as defined by sections 6.2(a) and (c), respectively, of the Plan) for any unvested RSUs.

ACKNOWLEDGED

[[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]

EXHIBIT A

NONDISCLOSURE, NON-COMPETITION, NON-SOLICITATION,

NON-INTERFERENCE AND PROPRIETARY RIGHTS AGREEMENT

This Nondisclosure, Non-Competition, Non-Solicitation, Non-Interference and Proprietary Rights Agreement (this “Agreement”) is entered into by and between National Energy Services Reunited Corp. and its subsidiaries and affiliates (collectively, the “Company”), and [[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]] (the “Participant”), in connection with the Participant’s [[GRANTDATE]] restricted stock unit award.

In consideration of the Participant’s employment or continued employment or service with the Company, the Participant’s equity interests in the Company, the restricted stock units granted pursuant to the Restricted Stock Unit Award Agreement dated [[GRANTDATE]] (the “Award Agreement”), the compensation now and hereafter paid to the Participant, the confidential and proprietary information regarding the Company that has been and will continue to be provided to the Participant, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Participant agrees as follows:

1. NONDISCLOSURE.

1.1	Recognition of Company’s Rights; Nondisclosure. The Participant acknowledges that during their employment or service with the Company they have received and will continue to receive Proprietary Information that enables them to perform their duties and that provides substantial value to the Company. At all times during their employment or service and thereafter, the Participant will hold all Proprietary Information in strict confidence and will not, directly or indirectly, disclose, use, lecture upon, publish, copy, remove or otherwise make available any Proprietary Information except solely and exclusively as required in the proper performance of their duties for the Company or as expressly authorized in writing by the Company. The Participant will obtain the Company’s written approval before publishing or submitting for publication any material relating to their work for the Company or incorporating Proprietary Information. All Proprietary Information shall remain the sole and exclusive property of the Company and its assigns. If the Participant resigns or is terminated for any reason, the Participant agrees to immediately return all Proprietary Information, including Proprietary Information maintained by the Participant in the Participant’s office, on the Participant’s electronic devices, and/or at home.

1.2	Proprietary Information. “Proprietary Information” means any and all confidential, proprietary or non-public information, knowledge or data concerning the Company or its business, whether or not constituting a trade secret, including, without limitation:

(a)	trade secrets, inventions, discoveries, ideas, concepts, processes, formulas, methods, techniques, designs, improvements, developments, software, source and object code, algorithms, models, data, databases, know-how, research and technical information;

(b)	business plans, strategic plans, acquisition or disposition plans, budgets, forecasts, unpublished financial information, pricing, costs, margins, bids, proposals, tenders, commercial terms, contracts, marketing plans, sales strategies, customer information, prospective customer information, customer and prospective customer lists, supplier information, licensee and licensor information and other business relationships;

(c)	information concerning the Company’s operations, projects, products, services, technologies and plans for new or expanded products, services, markets or geographic regions; and

(d)	non-public information regarding employees, consultants and other service providers, including their responsibilities, skills and compensation.

Proprietary Information does not include information that, through no breach of this Agreement or other obligation owed to the Company, becomes generally known to the public or generally known within the relevant trade or industry. Nothing herein restricts the Participant’s use of their general skill, knowledge, experience and know-how that does not constitute Proprietary Information.

1.3	Third-Party Information. The Participant acknowledges that the Company receives confidential and proprietary information from customers, suppliers, partners and other third parties (“Third-Party Information”) that the Company is obligated to protect. During and after their employment or service, the Participant will maintain Third-Party Information in strict confidence and will not disclose or use such information except as necessary in performing their duties for the Company, as permitted by the Company’s obligations to the applicable third party and as required by law, any court of competent jurisdiction or any governmental agency or authority or recognized subpoena power. Third-Party Information does not include information that, through no breach of this Agreement or other obligation owed to the Company, becomes generally known to the public or generally known within the relevant trade or industry.

1.4	Prior Employers and Other Third Parties. The Participant will not improperly use or disclose confidential information or trade secrets belonging to any former employer or other third party, nor will they bring onto Company premises or systems any unpublished documents or property belonging to another person or entity in violation of any obligation owed by them.

2. PROPRIETARY RIGHTS AND ASSIGNMENT OF INVENTIONS.

2.1	Proprietary Rights. “Proprietary Rights” means all trade secret, patent, copyright, mask work and other intellectual and proprietary property rights throughout the world.

2.2	Prior Inventions. Any inventions, discoveries, developments, works or other intellectual property created by the Participant before their employment with the Company and that they desire to exclude from this Agreement shall be specifically identified on Schedule 1 attached hereto (“Prior Inventions”). If no Prior Inventions are identified on Schedule 1, the Participant represents that there are no Prior Inventions that they desire to exclude from this Agreement. The Participant will not incorporate a Prior Invention into any Company product, process, service, software, system or other work without the Company’s prior written consent. If the Participant nevertheless incorporates or permits the incorporation of a Prior Invention into a Company work, they hereby grant the Company a nonexclusive, perpetual, irrevocable, worldwide, fully paid-up and royalty-free license, including the right to sublicense, to make, have made, use, reproduce, modify, distribute, display, perform, sell and otherwise exploit such Prior Invention in connection with the Company’s business.

2.3	Assignment of Company Inventions. Subject to Section 2.4, the Participant hereby assigns and agrees to assign to the Company all of their right, title and interest in and to any inventions, discoveries, improvements, developments, designs, works of authorship, software, processes, techniques, know-how, written materials, manuals, ideas, technology, methods, concepts, research and other work product and intellectual property, whether or not patentable or registrable, that are conceived, created, authored, developed, modified, or reduced to practice by them, either alone or jointly with others, during their employment or service with the Company and that:

(a)	relate to the Company’s actual or reasonably anticipated business, research or development;

(b)	result from work performed by the Participant for the Company; or

(c)	are developed using the Company’s time, materials, equipment, supplies, facilities, Proprietary Information or trade secrets.

The foregoing are collectively referred to as “Company Inventions.”

2.4	Nonassignable Inventions. The assignment obligations in Section 2.3 shall not apply to an invention or work to the extent applicable law prohibits its assignment, including an invention developed entirely on the Participant’s own time without using the Company’s time, materials, equipment, supplies, facilities, Proprietary Information or trade secrets and that neither relates to the Company’s actual or reasonably anticipated business, research or development nor results from work performed by the Participant for the Company.

2.5	Disclosure and Assistance. During the Participant’s employment or service and for a reasonable period thereafter, they will promptly disclose Company Inventions to the Company and execute such documents and provide such reasonable assistance as the Company may request to obtain, perfect, evidence, maintain or enforce the Company’s Proprietary Rights in Company Inventions. These obligations shall survive termination of the Participant’s employment or service. The Company shall reimburse the Participant’s reasonable out-of-pocket expenses incurred in providing requested assistance following termination of employment or service.

2.6	Works Made for Hire. To the extent permitted by law, all works of authorship created by the Participant within the scope of their employment or service that are protectable by copyright shall constitute “work made for hire” as the phrase is defined in the Copyright Act of 1976 (17 U.S.C. 101 et seq.). To the extent any such work does not qualify as a work made for hire, the Participant hereby assigns all right, title and interest therein to the Company.

2.7	Power of Attorney. If the Company is unable, after reasonable effort, to secure the Participant’s signature on any document needed to apply for, obtain, perfect, evidence, maintain or enforce any Proprietary Right relating to a Company Invention, the Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as their agent and attorney-in-fact, coupled with an interest, to act for and on their behalf solely for such purposes to the extent permitted by applicable law.

3. RECORDS AND COMPANY PROPERTY. All records, files, notes, memoranda, correspondence, drawings, specifications, reports, presentations, customer information, financial information, electronic data and other materials relating to the Company’s business or containing Proprietary Information, whether created by the Participant or otherwise coming into their possession, shall remain the sole property of the Company.

4. NO CONFLICTING OBLIGATION. The Participant represents that their performance of this Agreement and their duties for the Company does not and will not violate any obligation owed by them to any other person or entity. The Participant will not enter into any agreement or undertaking that conflicts with their obligations under this Agreement.

5. NON-COMPETITION, NON-SOLICITATION AND NON-INTERFERENCE.

5.1	Acknowledgments. The Participant acknowledges that:

(a)	their position with the Company is of a special, unique and commercially sensitive nature and provides them access to significant Proprietary Information and important business relationships;

(b)	the Company is engaged in the business of providing oilfield services, including production services such as hydraulic fracturing, cementing, coiled tubing, filtration, completions, stimulation, pumping and nitrogen services, and drilling and evaluation services such as drilling and downhole tools, directional drilling, fishing tools, testing services, wireline, slickline, drilling fluids and rig services, together with such other products and services as the Company provides during the Participant’s employment or service (collectively, the “Business”);

(c)	the Company conducts the Business throughout the Middle East and North Africa (“MENA”) and Asia Pacific regions, the United States and other geographic areas and countries in which the Company conducts or has demonstrable plans to conduct the Business;

(d)	the Company competes with businesses providing products or services that are the same as or similar to the Business (“Competing Business”); and

(e)	the restrictions contained in this Section 5 are reasonable and necessary to protect the Company’s Proprietary Information, goodwill, workforce, customer relationships and other legitimate business interests.

For purposes of this Agreement, “Post-Employment Period” means the twelve (12)-month period immediately following termination of the Participant’s employment or service with the Company for any reason. The Post-Employment Period applicable to any covenant shall be extended by the duration of any period during which the Participant is in violation of that covenant, to the extent permitted by applicable law.

5.2	Non-Competition. During the Participant’s employment or service and during the Post-Employment Period, the Participant will not, directly or indirectly, for themself or on behalf of or in conjunction with any other person or entity, own, manage, provide financing to or have a financial interest in (except as permitted with respect to pass public company interests below), operate, control, advise, participate in, consult with, render services to, become employed by or otherwise engage in the Business (in each case, the foregoing restrictions apply when the Participant’s role, activities, duties or responsibilities with respect to the Competing Business (a) are the same as or substantially similar in function, substance or effect to the duties, responsibilities or activities the Participant performed for the Company during the twelve (12) months preceding termination, without regard to title, job classification, reporting line, corporate form or the label applied to such role; or (b) involve the supervision, direction or oversight of persons performing such duties, responsibilities or activities; or (c) would reasonably be expected to involve or result in the use or disclosure of Proprietary Information or the exploitation of the Company’s goodwill or customer or supplier relationships with which the Participant was entrusted; or (d) involve the Participant providing capital, financing, credit support or a financial interest to or in a Competing Business where the Participant ‘s evaluation, structuring, deployment or monitoring of such capital, financing, credit support or interest would reasonably be expected to involve the use or disclosure of Proprietary Information):

(a)	within the MENA or Asia Pacific regions;

(b)	within any other country or geographic market in which the Participant materially performed services or had material responsibilities for the Company during the twelve (12) months preceding termination of their employment or service; or

(c)	within any country or geographic market in which, during the twelve (12) months preceding termination of their employment or service, the Participant had material involvement in the Company’s demonstrable plans to conduct the Business.

Nothing herein prohibits the Participant’s passive ownership of not more than one percent (1%) of the outstanding securities of a publicly traded corporation that is a Competing Business, provided that the Participant has no active participation in its business.

5.3	Non-Solicitation of Employees. During the Participant’s employment or service and during the Post-Employment Period, the Participant will not, directly or indirectly, on their own behalf or through or on behalf of another person or entity:

(a)	solicit, recruit, encourage, induce or attempt to induce any employee of the Company with whom the Participant worked, about whom they obtained Proprietary Information, or over whom they exercised responsibility during the twelve (12) months preceding termination of their employment or service to terminate or materially alter their employment or relationship with the Company; or

(b)	hire or engage any such person who was employed by the Company at any time during the final six (6) months of the Participant’s employment or service, except pursuant to a general solicitation not specifically directed at Company employees.

5.4	Non-Solicitation and Non-Interference with Business Relationships. During the Participant’s employment or service and during the Post-Employment Period, the Participant will not, directly or indirectly, on their own behalf or on behalf of another person or entity:

(a)	solicit, encourage, induce or attempt to induce any customer, client, prospective customer or client, supplier, licensee, licensor, joint venture partner, strategic partner or other material business relation of the Company with whom the Participant had material contact, responsibility or involvement, or concerning whom they obtained Proprietary Information during the twelve (12) months preceding termination of their employment or service, to cease, reduce, adversely modify or refrain from commencing business with the Company;

(b)	divert or attempt to divert from the Company any business or business opportunity involving the Business with any such person or entity; or

(c)	otherwise intentionally interfere with or disrupt the Company’s relationship with any such person or entity in connection with the Business.

For avoidance of doubt, this Section 5.4 does not prohibit ordinary social or professional contact that does not involve conduct otherwise prohibited by this Section.

5.5	Non-Disparagement. Subject to Section 8, during the Participant’s employment or service and thereafter, the Participant agrees not to disparage, damage or defame in any manner, whether directly or indirectly, the Company, its affiliates, officers, directors, managers, owners, representatives, employees, products or services for any reason. Notwithstanding the foregoing, nothing in this Section 5.5 prohibits the Participant from making any truthful statement to the extent necessary with respect to the enforcement of the terms of the Participant’s employment or service or the enforcement of this Agreement in the ordinary course.

5.6	Notice of New Employment. During the Post-Employment Period, the Participant will provide the Company written notice within ten (10) days after accepting employment or an engagement with another employer or service recipient identifying the new employer or service recipient and the Participant’s position or general responsibilities. The Participant authorizes the Company, in its discretion, to notify such employer or service recipient of their obligations under this Agreement and to provide it with a copy of this Agreement.

5.7	Reasonableness of Restrictions. The Participant acknowledges that the restrictions in this Section 5 are fair and reasonable, are reasonably required for the protection of the Company’s legitimate business interests, and are a material inducement and condition to the Company’s grant of the Award. The Participant further acknowledges that they will reasonably be able to earn a living without violating these restrictions.

6. RETURN OF COMPANY DOCUMENTS AND PROPERTY. Upon termination of the Participant’s employment or service for any reason, or earlier upon request of the Company, the Participant will immediately return all Company documents, records, equipment, electronic devices, identification and access credentials, credit cards, files, data and other property in their possession or control, including all copies thereof. The Participant will reasonably cooperate with the Company in confirming that Company information has been removed from any personal device, account or storage location, subject to applicable law and any applicable preservation obligation.

7. LEGAL AND EQUITABLE REMEDIES. The Participant acknowledges that a breach or threatened breach of this Agreement may cause the Company irreparable injury for which monetary damages may not provide an adequate remedy. Accordingly, in addition to any other remedies available at law or in equity and the forfeiture and clawback provisions of the Award Agreement, the Company shall be entitled, to the extent permitted by law, to seek temporary, preliminary and permanent injunctive relief and specific performance to enforce this Agreement without the necessity of proving actual damages or posting bond except to the extent required by applicable law.

8. PROTECTED DISCLOSURES; TRADE SECRET IMMUNITY.

Nothing in this Agreement (including Section 1 and Section 5.5) prohibits or restricts the Participant or is intended to prohibit or restrict the Participant from reporting possible violations of law to, communicating with, providing information to, filing a charge or complaint with, or participating or cooperating in an investigation or proceeding conducted by any federal, state, local or other governmental agency or authority, or disclosing this Agreement to any governmental agency in connection therewith. The Participant is not required to obtain the Company’s authorization before making any such report or disclosure or to notify the Company that they have done so, and nothing herein limits any right the Participant may have to receive an award or any other payment the Participant may become entitled to from a governmental authority. The Company will comply with applicable anti-retaliation law.

Further, Participant hereby acknowledges that nothing contained in this Agreement prohibits or prevents the Participant from, or places limitations or restrictions on the Participant or is intended to prohibit or prevent the Participant from, or place limitations or restrictions on the Participant: (a) filing a charge with or participating, testifying or assisting in any investigation, hearing, whistleblowing proceeding or other proceeding before any government agency (such as the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board, and the U.S. Securities and Exchange Commission (the “SEC”)), including communicating directly with the SEC staff about possible securities law violations; (b) making truthful statements or disclosures about alleged unlawful employment practices, retaliation, wage and hour violations or workplace discrimination, harassment, sexual harassment or assault, or any other law that is enforced by the EEOC or similar state agency; or (c) making any disclosure or statement that an employer may not contractually prohibit an employee from making under applicable law, including under Section 7 of the National Labor Relations Act, or any applicable state law.

Notwithstanding any provisions in this Agreement or Company policy applicable to the unauthorized use or disclosure of trade secrets, the Participant is hereby notified that, pursuant to Section 7 of the Defend Trade Secrets Act, the Participant cannot be held criminally or civilly liable under federal or state trade secret law for a disclosure of a trade secret that is made in confidence to a federal, state or local government official, directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or that is made in a complaint or other document filed under seal in a lawsuit or other proceeding, in each case as provided by applicable law. In addition, individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

9. GENERAL PROVISIONS.

9.1	Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict-of-laws principles. To the extent permitted by applicable law, the parties consent to the exclusive jurisdiction of the state courts located in Harris County, Texas and the federal courts located in the Southern District of Texas for any action arising out of or relating to this Agreement.

9.2	Severability and Reformation. It is the intention of the parties that this Agreement shall be enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement is determined to be invalid, illegal, unenforceable or excessively broad as to duration, geographic scope, activity or subject matter, such provision shall, to the maximum extent permitted by applicable law, be construed, modified, limited or reformed so as to be enforceable to the maximum extent permitted by law. The invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remaining provisions.

9.3	Successors and Assigns. This Agreement shall be binding upon the Participant and their heirs, executors, administrators and legal representatives and shall inure to the benefit of the Company and its successors and assigns. The Company may assign this Agreement to any parent, subsidiary, affiliate, successor or purchaser of all or substantially all of the applicable business or assets of the Company.

9.4	Survival. Sections 1, 2, 3, 5, 6, 7, 8 and 9 shall survive termination of the Participant’s employment or service in accordance with their respective terms.

9.5	Employment. Nothing in this Agreement creates a contract of employment for any specified period or otherwise alters the terms on which the Participant’s employment or service may be terminated.

9.6	Waiver. No failure or delay by the Company in enforcing any provision of this Agreement shall constitute a waiver of that provision or any other provision nor shall it prevent subsequent enforcement of such provision upon default by the Participant. Any waiver must be in writing and signed by an authorized representative of the Company.

9.7	Entire Agreement; Amendment. This Agreement and the Award Agreement constitute the agreement of the parties with respect to the subject matter addressed herein and supplement, without limiting, any other confidentiality, trade secret, intellectual property, fiduciary or restrictive covenant obligations otherwise applicable to the Participant except to the extent expressly stated herein. No amendment, modification or waiver of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

9.8	Relationship to Award Agreement. The Participant acknowledges that this Agreement is a material condition of the Award Agreement and that the Company would not have granted the RSUs subject to the Award Agreement absent the Participant’s execution of this Agreement. A material breach of this Agreement shall constitute a breach of the Award Agreement and shall subject the Participant to the forfeiture, clawback and other remedies provided in the Award Agreement, in addition to all remedies available to the Company under this Agreement or applicable law. Nothing in this Agreement shall be construed to modify the vesting schedule or other economic terms of the Award Agreement except as expressly provided therein.

ACKNOWLEDGMENT

THE PARTICIPANT ACKNOWLEDGES THAT THEY HAVE READ THIS AGREEMENT CAREFULLY, UNDERSTANDS ITS TERMS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF THEIR CHOOSING, AND AGREE TO BE BOUND BY ITS TERMS.

PARTICIPANT

[[SIGNATURE]]
[[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]

Date:	[[DATE]]

SCHEDULE 1

PRIOR INVENTIONS

The following is a complete list of all Prior Inventions that the Participant desires to exclude from the operation of this Agreement:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

If no items are identified above, the Participant represents that there are no Prior Inventions to be excluded.

[[SIGNATURE]]
[[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]

Date:	[[DATE]]

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